Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-15
*CUSIP:    21988G783       Class     A-1
           21988GAM8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2006.


INTEREST ACCOUNT
----------------


Balance as of July 15, 2006.....                                                                      $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of October 26, 2006 Call Price received October                     $5,047,744.68
         26, 2006 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                                              -$1,797,779.80
         Distribution to Class A-2 Holders.....                                              -$3,249,964.88
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of October 26, 2006.....                                                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of July 15, 2006.....                                                                      $0.00
         Scheduled principal payment received on securities.....                                      $0.00
         Principal portion of Octobre 26, 2006 Call Price received October 26,               $88,999,000.00
         2006 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
       Distribution of principal to Class A-1 Holders on October 26,                        -$88,999,000.00
       2006.....
       Distribution of principal to Class A-2 Holders on October 26,                                 -$0.00
       2006.....
       Distribution of $88,999,000 principal amount of underlying                                    -$0.00
       securities to Call Warrants Holder on October 26, 2006.....
Balance as of October 26, 2006.....                                                                   $0.00


                  UNDERLYING SECURITIES HELD AS OF October 26, 2006

            Principal
              Amount       Title of Security
                           -----------------------------------------------------------
                $0         JPM Capital Trust I 7.54% Cumulative Capital Securities due
                           January 15, 2027
                           *CUSIP: 46633PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.